Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of QuadraMed Corporation:

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-38309, 333-36189, 333-44985, 333-55775, 333-
66793, 333-80617, and 333-87067) and S-8 (Nos. 333-16385, 333-35937, 333-39796,
333-56171, 333-75945, and 333-87426) of QuadraMed Corporation of our report dated August 1, 2003, relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated August 1, 2003, relating to the financial statement schedule, which appears in this Form 10-K.



                                                   /s/  BDO Seidman, LLP
                                                   ----------------------------
                                                   BDO Seidman, LLP


San Jose, California
August 11, 2003


                                       1